Exhibit 99.1

AppLovin Announces Record Third Quarter 2021 Financial Results

Business Software Platform revenue growth accelerates for fourth consecutive quarter to 385% Y/Y

•	Revenue grew 90% Y/Y to $727 million, Organic revenue[1] increased 58% Y/Y

•	Business Software Platform revenue grew 385% Y/Y to $193 million

•	Achieved record Software Platform Enterprise Clients[2] (SPEC) of 449

•	Net Income improved Y/Y to $0.1 million from a Net Loss of $90 million, with net margin of 0.0%

•	Adjusted EBITDA grew 126% Y/Y to $191 million and Adjusted EBITDA margin improved to 26%

PALO ALTO – November 10, 2021 – AppLovin Corporation (NASDAQ: APP) (“AppLovin” or “we”), a leading marketing platform, today announced financial results for the third quarter ended September 30, 2021 and posted a letter to its shareholders on its investor relations website.

“We are proud to report another record quarter and strong performance across all our businesses that really highlight the impressive scale and accelerating growth of our ML-based software platform,” said Adam Foroughi, CEO and co-founder of AppLovin. “By continuing to execute on our mission to build tools to help app developers grow their businesses, we saw tremendous growth in our Software Platform revenue, in particular our AppDiscovery business. We believe our recent agreement to acquire MoPub will further augment our competitive position in our large and rapidly growing market.”

Herald Chen, CFO of AppLovin said, “We are pleased to report 90% year over year growth in revenue including 385% growth in Business Software Platform driven by a combination of our strong SPEC count growth to 449 and robust Net Dollar-Based Retention Rate3 of 255%. Given our top-line performance, our net income improved year over year and our Adjusted EBITDA grew 126%. Our ability to grow at such a rapid pace underscores the value that advertisers and publishers are finding in our differentiated marketing solutions. We continue to invest across the business, both organically and through acquisitions, to drive our long-term growth.”

Third Quarter 2021 Financial Summary and Highlights

(Note: All comparisons are versus 3Q20 and growth rates referenced are year-over-year unless otherwise noted; Due to rounding, numbers presented may not add up precisely to the totals provided)

•	Revenue grew 90% to $727 million with organic growth[1] of 58%

•

Business Software Platform revenue was $193 million, an increase of 385% and organic growth[1] of 316%; year-over-year growth accelerated for the fourth consecutive quarter driven by our AXON ML-based engine.

•	Total Software Transaction Value (TSTV)[2] was $276 million, an increase of 343%; our platform exited 3Q at an annualized TSTV run-rate of approximately $1.1 billion based on 3Q21.

•	Software Platform Enterprise Clients grew 305% to 449 and Net Dollar-Based Retention was 255%.

•	Apps revenue grew 56% to $534 million

•	Business Apps revenue grew to $156 million, an increase of 18%

•	Consumer Apps revenue grew to $377 million, an increase of 80%, with 2.9 million MAPs[2] in the quarter

•	GAAP Net Income improved to $0.1 million from a GAAP Net Loss of $90 million; a GAAP net margin of 0.0%

•	Adjusted EBITDA grew 126% to $191 million and Adjusted EBITDA margin improved to 26%

(1)

Organic growth represents revenue excluding revenue from Adjust and, with respect to Apps, only including revenue growth from existing Apps owned at the end of the prior period and newly developed Apps from existing Owned and Partner Studios at the end of the prior period.

(2)	SPEC, TSTV, and MAPs are key metrics. Refer to Key Metrics for definition.
(3)

We measure Net Dollar-Based Retention Rate for the three months ended September 30, 2021 for our Software Platform Enterprise Clients as current period revenue divided by prior period revenue. Prior period revenue is measured as revenue for the three months ended September 30, 2020 from our Software Platform Enterprise Clients as of September 30, 2020. Current period revenue is revenue for the three months ended September 30, 2021 from our Software Platform Enterprise Clients as of September 30, 2020.

Webcast and Conference Calls

AppLovin will host a webcast and conference call today at 2:00 PM PT / 5:00 PM ET, during which management will discuss quarterly results and provide commentary on business performance. A question-and-answer session will follow the prepared remarks.

The live audio webcast may be accessed on the Company’s investor relations website. The conference call can be accessed by dialing 1-877-407-9716 for domestic callers or 1-201-493-6779 for international callers. A replay of the call via webcast will be available at: https://investors.AppLovin.com until November 17, 2021.

About AppLovin

AppLovin’s leading marketing software provides developers with a powerful, integrated set of solutions to grow their businesses. AppLovin enables developers to market, monetize, analyze and publish their apps. The company’s first party content includes more than 200+ popular, engaging apps and its technology brings that content to millions of users around the world. AppLovin is headquartered in Palo Alto, California with several offices globally.

Contacts:

Investors

Ryan Gee

ir@applovin.com

Press

Kim Hughes

press@applovin.com

Source: AppLovin Corp

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “going to,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding our future financial performance, including our expected financial results and guidance; quotes of management; our expectations regarding our revenue; and our expectations regarding our pending acquisition of MoPub. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties, including changes in our plans or assumptions, that could cause actual results to differ materially from those projected. These risks include our inability to forecast our business due to our limited operating history, fluctuations in our results of operations, the competitive mobile app ecosystem, our inability to adapt to emerging technologies and business models, and risks relating to our pending acquisition of MoPub, including that the transaction does not close on our expected timing. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021. The forward-looking statements in this press release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release includes certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted EBITDA margin, and non-GAAP costs and expense. A reconciliation of each such non-GAAP financial measure to the most directly comparable GAAP measure can be found below.

We define Adjusted EBITDA for a particular period as net income (loss) before interest expense and loss on settlement of debt, other (income) expense (excluding certain recurring items), net, provision for (benefit from) income taxes, amortization, depreciation and write-offs and as further adjusted for stock-based compensation expense, acquisition-related expense and transaction bonuses, loss (gain) on extinguishments of acquisition-related contingent consideration, non-operating foreign exchange (gains) losses, lease modification and abandonment of leasehold improvements, and change in the fair value of contingent consideration. We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue for the same period. We define non-GAAP costs and expenses as total costs and expenses adjusted to exclude stock-based compensation expense, amortization expense related to acquired intangibles and acquisition-related expense and transaction bonuses

We believe that the presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations and operating performance, as they are similar to measures reported by our public competitors and are regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects.

Adjusted EBITDA, Adjusted EBITDA margin, and non-GAAP costs and expenses are key measures we use to assess our financial performance and are also used for internal planning and forecasting purposes. We believe Adjusted EBITDA, Adjusted EBITDA margin, and non-GAAP costs and expenses are helpful to investors, analysts, and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. In addition, these measures are frequently used by analysts, investors, and other interested parties to evaluate and assess performance. We use Adjusted EBITDA, Adjusted EBITDA margin, and non-GAAP costs and expenses in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance. These measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

AppLovin Corporation

Condensed Consolidated Balance Sheets

(in thousands, except for share and per share data)

	September 30,	December 31,
	2021	2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,049,617	$317,235
Accounts receivable, net	412,884	296,964
Prepaid expenses and other current assets	163,864	48,795

Total current assets	1,626,365	662,994
Property and equipment, net	62,910	28,587
Operating lease right-of-use assets	77,435	84,336
Goodwill	997,661	249,773
Intangible assets, net	1,758,796	1,086,332
Other assets	44,593	42,571

Total assets	$4,567,760	$2,154,593

Liabilities, redeemable noncontrolling interest, and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$208,539	$147,275
Accrued liabilities	131,877	95,057
Licensed asset obligation	17,808	18,760
Short-term debt	18,310	15,210
Deferred revenue	84,884	86,886
Operating lease liabilities	21,278	22,206
Deferred acquisition costs, current	87,072	212,658

Total current liabilities	569,768	598,052
Non-current liabilities:
Long-term debt	1,731,020	1,583,990
Operating lease liabilities, non-current	65,705	71,755
Other non-current liabilities	152,048	59,032

Total liabilities	2,518,541	2,312,829
Redeemable noncontrolling interest	160	309
Stockholders’ equity (deficit):
Convertible preferred stock, 100,000,000 and 109,090,908 shares authorized, nil and 109,090,908 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	—	399,589
Class A, Class B and Class F common stock, $0.00003 par value—1,700,000,000 (Class A 1,500,000,000, Class B 200,000,000, Class F nil) and 429,600,000 (Class A 386,400,000, Class B nil, Class F 43,200,000) shares authorized, 373,641,135 (Class A 225,833,513, Class B 147,807,622, Class F nil) and 226,364,401 (Class A 183,800,251, Class B nil, Class F 42,564,150) shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	11	7
Additional paid-in capital	3,084,928	453,655
Accumulated other comprehensive income (loss)	(27,560)	604
Accumulated deficit	(1,008,320)	(1,012,400)

Total stockholders’ equity (deficit)	2,049,059	(158,545)

Total liabilities, redeemable noncontrolling interest, and stockholders’ equity (deficit)	$4,567,760	$2,154,593

AppLovin Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue	$726,951	$381,740	$1,999,634	$941,249
Costs and expenses:
Cost of revenue	254,052	163,060	722,966	357,564
Sales and marketing	285,224	153,014	816,200	417,000
Research and development	108,523	51,136	246,861	99,950
General and administrative	34,104	15,276	122,116	41,256
Lease modification and abandonment of leasehold improvements	—	—	—	7,851
Extinguishments of acquisition-related contingent consideration	—	74,712	—	74,712

Total costs and expenses	681,903	457,198	1,908,143	998,333

Income (loss) from operations	45,048	(75,458)	91,491	(57,084)
Other income (expense):
Interest expense and loss on settlement of debt	(18,756)	(20,110)	(72,796)	(57,548)
Other income (expense), net	(9,217)	1,169	(997)	5,347

Total other expense	(27,973)	(18,941)	(73,793)	(52,201)

Income (loss) before income taxes	17,075	(94,399)	17,698	(109,285)
Provision for (benefit from) income taxes	16,933	(4,485)	13,767	(2,324)

Net income (loss)	142	(89,914)	3,931	(106,961)
Add: Net loss attributable to noncontrolling interest	36	226	149	546

Net income (loss) attributable to AppLovin	178	(89,688)	4,080	(106,415)

Less: Net income attributable to participating securities	(1)	—	(568)	—

Net income (loss) attributable to common stock—Basic	177	(89,688)	3,512	(106,415)

Net income (loss) attributable to common stock—Diluted	$177	$(89,688)	$3,539	$(106,415)

Net income (loss) per share attributable to common stockholders:
Basic	$0.00	$(0.42)	$0.01	$(0.50)

Diluted	$0.00	$(0.42)	$0.01	$(0.50)

Weighted average common shares used to compute net income (loss) per share attributable to common stockholders:
Basic	368,427,532	214,638,272	309,353,304	212,998,263

Diluted	384,324,785	214,638,272	327,426,792	212,998,263

AppLovin Corporation

Condensed Consolidated Statements of Comprehensive Loss

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss)	$142	$(89,914)	$3,931	$(106,961)
Other comprehensive income (loss), net of tax:
Foreign currency translation gain (loss), net of tax effect of $5.4 million and $8.0 million for the three and nine months ended September 30, 2021	(18,255)	218	(28,164)	278
Interest rate swap gain, net of tax effect of $1.5 million and $2.5 million for the three and nine months ended September 30, 2020	—	4,338	—	4,926

Total other comprehensive income (loss)	(18,255)	4,556	(28,164)	5,204

Add: Net loss attributable to noncontrolling interest	36	226	149	546

Total comprehensive loss attributable to AppLovin	$(18,077)	$(85,132)	$(24,084)	$(101,211)

AppLovin Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2021	2020
Operating Activities
Net income (loss)	$3,931	$(106,961)
Adjustments to reconcile net income (loss) to operating activities:
Amortization, depreciation and write-offs	315,409	157,223
Amortization of debt issuance costs and discount	8,980	5,753
Stock-based compensation	91,828	19,362
Change in operating right-of-use asset	18,199	4,375
Lease modification and abandonment of leasehold improvements	—	7,851
Loss on extinguishments of acquisition related contingent consideration	—	74,712
Change in fair value of contingent consideration	(230)	—
Loss on settlement of debt	16,852	—
Net unrealized gains on fair value remeasurement of financial instruments	(9,305)	(4,400)
Net (gain) loss on foreign currency remeasurement	(4,080)	1,304
Changes in operating assets and liabilities:
Accounts receivable	(99,999)	(27,062)
Prepaid expenses and other current assets	(107,461)	(32,515)
Other assets	7,729	2,572
Accounts payable	49,345	(4,205)
Operating lease liabilities	(18,270)	(3,674)
Accrued and other liabilities	11,211	(2,389)
Deferred revenue	(7,303)	30,780

Net cash provided by operating activities	276,836	122,726

Investing Activities
Purchase of property and equipment	(962)	(2,842)
Acquisitions, net of cash acquired	(1,198,789)	(559,080)
Purchase of non-marketable investments and other	(15,000)	(1,500)
Proceeds from other investing activities	11,358	—
Capitalized software development costs	(2,859)	—

Net cash used in investing activities	(1,206,252)	(563,422)

Financing Activities
Proceeds from issuance of common stock in initial public offering, net of issuance costs as adjusted for cost reimbursement	1,745,228	—
Proceeds from debt issuance, net of issuance costs	844,729	331,346
Payments of debt principal	(711,482)	(60,493)
Payments of finance leases	(9,690)	(7,342)
Proceeds from exercise of stock options	25,486	1,104
Payments of deferred acquisition costs	(231,664)	(14,442)
Repurchases of common stock	—	(1,766)
Payments of deferred IPO costs	—	(220)

Net cash provided by financing activities	1,662,607	248,187

Effect of foreign exchange rate on cash and cash equivalents	(809)	65

Net increase (decrease) in cash and cash equivalents	732,382	(192,444)
Cash and cash equivalents at beginning of the period	317,235	396,247

Cash and cash equivalents at end of the period	$1,049,617	$203,803

AppLovin Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2021	2020

Supplemental non-cash investing and financing activities disclosures:
Issuance of convertible security related to acquisitions	$342,170	$—

Acquisitions not yet paid	$74,347	$16,073

Settlement of convertible security through issuance of common stock	$25,000	$—

Assets acquired under finance leases	$12,584	$5,459

Right of use assets acquired under operating leases	$3,508	$6,937

Settlement of bonus compensation through issuance of common stock	$2,503	$—

Acquisitions of business through issuance of common stock and common stock warrants	$—	$38,167

Settlement of contingent consideration through issuance of common stock	$—	$31,422

Deferred IPO costs not yet paid	$—	$530

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$72,182	$12,362

Cash paid for interest on debt	$47,021	$44,687

AppLovin Corporation

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in thousands)

(unaudited)

The following table provides our Adjusted EBITDA and Adjusted EBITDA margin and a reconciliation of Net income (loss) to Adjusted EBITDA:

	Three Months Ended September 30,
	2021	2020
Revenue	$726,951	$381,740
Net income (loss)	$142	$(89,914)

Net Margin	0.0%	(23.6)%
Interest expense and loss on settlement of debt	18,756	20,110
Other (income) / expense, net[1]	103	(1,658)
Provision for (benefit from) income taxes	16,933	(4,485)
Amortization, depreciation and write-offs	119,436	73,519
Non-operating foreign exchange (gain) losses	(235)	691
Stock-based compensation	34,725	10,868
Acquisition-related expense and transaction bonus	1,066	422
Loss on extinguishments of acquisition related contingent consideration	—	74,712
Change in fair value of contingent consideration	(230)	—

Total adjustments	190,554	174,179

Adjusted EBITDA	190,696	84,265

Adjusted EBITDA Margin	26.2%	22.1%

[1]	Excludes recurring operational foreign exchange gains and losses and write-off of an investment that is included in amortization, depreciation and write-offs line item above.

AppLovin Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

($ in millions)

	3Q 2021	3Q 2020
Revenue	727.0	381.7

GAAP cost of revenue	254.1	163.1
Amortization expense related to acquired intangibles	(96.1)	(65.5)
Stock-based compensation expense	(0.9)	(0.1)
Non-GAAP cost of revenue	157.1	97.4
Non-GAAP cost of revenue as a % of total revenue	21.6%	25.5%

GAAP sales & marketing expense	285.2	153.0
Amortization expense related to acquired intangibles	(6.8)	(3.1)
Stock-based compensation expense	(4.8)	(1.6)
Non-GAAP sales & marketing expense	273.7	148.4
Non-GAAP sales & marketing expense as a % of total revenue	37.6%	38.9%

GAAP research & development expense	108.5	51.1
Stock-based compensation expense	(20.1)	(6.8)
Non-GAAP research & development expense	88.4	44.3
Non-GAAP research & development expense as a % of total revenue	12.2%	11.6%

GAAP general & administration expense	34.1	15.3
Stock-based compensation expense	(8.9)	(2.3)
Acquisition-related expense & transaction bonus	(1.1)	(0.4)
Non-GAAP general & administration expense	24.1	12.5
Non-GAAP general & administration expense as a % of total revenue	3.3%	3.3%

Key Metrics

We review the following key metrics on a regular basis in order to evaluate the health of our business, identify trends affecting our performance, prepare financial projections, and make strategic decisions. As a result of our continued focus on our Software Platform, we plan to phase out several metrics including Enterprise Clients, Revenue Per Enterprise Client and Net Dollar-Based Retention Rate for Enterprise Clients beginning with the quarter ended March 31, 2022 in favor of similar software-focused Key Metrics.

Annual Key Metrics

Enterprise Clients. We focus on the number of Enterprise Clients, which are third-party business clients from whom we have collected greater than $125,000 of revenue in the trailing 12 months to a given date. Enterprise Clients generate the vast majority of our Business Revenue and Business Revenue growth.

Revenue Per Enterprise Client (RPEC). We define RPEC as (i) the total revenue derived from our Enterprise Clients in a 12-month period, divided by (ii) Enterprise Clients as of the end of that same period. RPEC shows how efficiently we are monetizing each Enterprise Client.

The following table shows our Enterprise Clients as of September 30, 2021 and 2020, and our RPEC for the 12 months ended September 30, 2021 and 2020.

	LTM 3Q 2021	LTM 3Q 2020
Enterprise Clients	325	156
RPEC (thousands)	$3,435	$3,931

Quarterly Key Metrics

Total Software Transaction Value. Business Software Platform revenue is from third-party clients using our software platform. We do not recognize revenue from our own spend on our software platform. Therefore, we use TSTV to measure the scale and growth rates of our software platform as it reflects the total value on our software platform including our first-party studios as though they were stand-alone businesses. Below is a reconciliation of our Business Software Platform Revenue to Total Software Transaction Value.

($ in thousands)	3Q 2021	3Q 2020
Business Software Platform Revenue	$193,307	$39,841
Software Platform fee collected from AppLovin Apps	$82,312	$22,442

Total Software Transaction Value	$275,619	$62,283

Software Platform Enterprise Clients. We focus on the number of Software Platform Enterprise Clients, which are third-party business clients from whom we have collected greater than $31,250 of revenue in the three months to a given date, equating to an annual run-rate of $125,000 in revenue. Software Platform Enterprise Clients generate the vast majority of our Business Revenue - Software Platform and Business Revenue - Software Platform growth.

Revenue Per Software Platform Enterprise Client (Revenue per SPEC). We define Revenue per SPEC as (i) the total revenue derived from our Software Platform Enterprise Clients in a three-month period, divided by (ii) Software Platform Enterprise Clients as of the end of that same period. Revenue per SPEC shows how efficiently we are monetizing each SPEC. We expect to increase Revenue per SPEC over time as we enhance our Software Platform and Apps

The following table shows our Software Platform Enterprise Clients as of September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020, and September 30, 2020.

	3Q 2020	4Q 2020	1Q 2021	2Q 2021	3Q 2021
Software Platform Enterprise Clients	111	158	193	366	449
Revenue per SPEC (thousands)	$360	$500	$453	$364	$398

Monthly Active Payers (MAPs). We define a MAP as a unique mobile device active on one of our apps in a month that completed at least one IAP during that time period. A consumer who makes IAPs within two separate apps on the same mobile device in a monthly period will be counted as two MAPs. MAPs for a particular time period longer than one month are the average MAPs for each month during that period. We estimate the number of MAPs by aggregating certain data from third-party attribution partners. Some of our apps do not utilize such third-party attribution partners, and therefore, our MAPs figure for any period does not capture every user that completed an IAP on our apps. We estimate that our counted MAPs generated approximately 98 % of our Consumer Revenue during the three months ending September 30, 2021, and as such, management believes that MAPs are still a useful metric to measure the engagement and monetization potential of our games. We expect to increase our MAPs over time as we increase the number of our apps and enhance the engagement and monetization of our apps.

Average Revenue Per Monthly Active Payer (ARPMAP). We define ARPMAP as (i) the total Consumer Revenue derived from our apps in a monthly period, divided by (ii) MAPs in that same period. ARPMAP for a particular time period longer than one month is the average ARPMAP for each month during that period. ARPMAP shows how efficiently we are monetizing each MAP. We expect to increase ARPMAP over time as we enhance the monetization of our apps.

	3Q 2021	3Q 2020
Monthly Active Payers (millions)	2.9	1.5
Average Revenue per Monthly Active Payer (ARPMAP)	$44	$46

Our key metrics are not based on any standardized industry methodology and are not necessarily calculated in the same manner or comparable to similarly titled measures presented by other companies. Similarly, our key metrics may differ from estimates published by third parties or from similarly titled metrics of our competitors due to differences in methodology. The numbers that we use to calculate TSTV, MAP, and ARPMAP are based on internal data. While these numbers are based on what we believe to be reasonable judgements and estimates for the applicable period of measurement, there are inherent challenges in measuring usage and engagement. We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy.